Exhibit 10(a)4

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (“Agreement”) made and entered into by and between THE SOUTHERN COMPANY, INC. (“Company”) and [•] (“Employee”) shall be effective as of July 1, 2016 (“Effective Date”).
W I T N E S S E T H:
1.    Award Amount. Employee is awarded under this Agreement a total of [•] Restricted Stock Units (“RSUs”). The Award Amount under this Agreement is an award of RSUs under the terms of the Southern Company Omnibus Incentive Compensation Plan.
2.    Vesting and Payment of Award Amount.
(a)    Vesting. Subject to Employee’s continued employment with the Company or an affiliate of the Company on each of the vesting dates listed in the table below (each, a “Vesting Date”), Employee shall become fully vested in the number of RSUs set forth next to such Vesting Date in the table below. The vesting commencement date for each grant of RSUs is listed in the table below (each, a “Vesting Commencement Date”). Prior to the applicable Vesting Date, Employee will not be entitled to exercise voting rights or receive dividend or dividend equivalents in respect of the applicable RSUs.

Vesting Commencement Date	Grant ID#	Number of RSUs	Vesting Date
January 1, 2014			December 31, 2016
January 1, 2015			December 31, 2017
January 1, 2016			December 31, 2018
(b)    Death or Disability. If Employee dies or becomes Disabled at any time prior to the Vesting Date for any grant of RSUs, Employee, at such time, shall become vested in a prorated number of RSUs for such grant based on the length of time elapsed during the applicable vesting period (measured from the Vesting Commencement Date) prior to Employee’s death or Disability.
(c)    Termination by the Company without Cause or by Employee for Good Reason. If Employee separates from service on account of being terminated by the Company without Cause or by terminating his service for Good Reason within two years after the Effective Date and prior to the Vesting Date for any grant of RSUs, Employee, at such time, shall become vested in a prorated number of RSUs for such grant based on the length of time elapsed during the applicable vesting period (measured from the Vesting Commencement Date) prior to Employee’s termination.
(d)    Payment. The RSUs shall be payable in shares of common stock of the Company (“Common Stock”) within 30 days following the date the RSUs become vested, but in no event later than March 15 of the year following the year in which the RSUs become vested or are otherwise no longer subject to a substantial risk of forfeiture. Employee shall designate his beneficiary(ies) in the beneficiary designation form set forth in Exhibit 1 to this Agreement.
(e)    Definitions. For purposes of this Agreement, “Disability”, “Cause” and “Good Reason” have the meanings set forth in the AGL Resources, Inc. Omnibus Performance Incentive Plan, as amended and restated, or if applicable, a continuity agreement between Employee and AGL Resources Inc.
3.    Amendment and/or Termination of this Agreement. This Agreement shall terminate when all amounts have been paid or forfeited. Notwithstanding the preceding sentence, Employee and the Company may mutually agree to amend or terminate the Agreement only by written agreement signed by each party.
4.    Confidentiality. Employee represents and agrees that he will keep all terms and provisions of this Agreement confidential, except for possible disclosures to his legal and financial advisors and his spouse or to the extent required by law, and Employee further agrees that he will not disclose the terms, provisions or information contained in or concerning the Agreement to anyone other than those persons named above, including, but not limited to, any past, present or prospective employee or applicant for employment with the Company or any affiliate of the Company. The Agreement is not intended in any way to proscribe Employee’s or the Company’s right and ability to provide information to any federal, state or local government in the lawful exercise of such governments’ governmental functions.
5.    Assignability. Neither Employee, his estate, his beneficiaries nor his legal representatives shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments under the Agreement shall be void and have no effect.
6.    Unsecured General Creditor. The Company shall neither reserve nor specifically set aside funds for the payment of its obligations under the Agreement, and such obligations shall be paid solely from the general assets of the Company. Notwithstanding that Employee may be entitled to receive payments under the terms and conditions of the Agreement, the assets from which such amounts may be paid shall at all times be subject to the claims of the Company’s creditors.
7.    No Effect on Other Arrangements. It is expressly understood and agreed that any payments made in accordance with the Agreement are in addition to any other benefits or compensation to which Employee may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company.
8.     Tax Withholding and Implications. To the extent permitted under Section 409A (“Section 409A”) of the Internal Revenue Code (the “Code”), there shall be deducted from the vested Award Amount the number of shares of Common Stock necessary to cover the amount of any tax required by any governmental authority to be withheld from Employee and paid over by the Company to such governmental authority for the account of Employee. The Company makes no representations or guarantees regarding the tax implications of the Agreement and advises

Employee to consult with his attorney and/or tax advisor regarding the tax implications of the Agreement. In addition, Employee agrees to hold harmless the Company with respect to any tax liability for any and all federal, state or local taxes or assessments, interest or penalties of any kind arising from the Agreement.
9.    Compensation. Any compensation paid to Employee pursuant to this Agreement shall not be considered wages, salary or compensation under any other Company-sponsored employee benefit or compensation plan or program, unless the explicit terms of such plan or program provide otherwise.
10.    No Guarantee of Employment. No provision of the Agreement shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter or modify, whether or not for cause, Employee’s employment relationship with the Company.
11.    Governing Law. The Agreement, and all rights under it, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.
12.    Section 409A. Any payment provided under this Agreement is intended to be a short-term deferral as provided by Section 409A and the regulations promulgated thereunder, and the parties agree that the terms and provisions of the Agreement will be construed and interpreted to the maximum extent permitted in order to have this effect. Notwithstanding any other provision of this Agreement to the contrary, in the event that Employee is deemed to be a Specified Employee (as defined below) and to the extent any amount is deferred compensation under Section 409A, then, to the extent necessary to avoid the imposition of excise taxes and penalties under Section 409A, no distribution of Common Stock hereunder upon or after termination of Employee’s employment shall be distributed to Employee until six months and one day after the date of termination of his employment (the “First Distribution Date”), provided that on the First Distribution Date, the Company shall distribute to Employee such Common Stock that, but for this Paragraph 12, would have been distributed to Employee hereunder. For the purpose of this Agreement, the term “Specified Employee” shall have the meaning given to such term under Section 409A in Treas. Reg. Section 1.409A-1(i). Notwithstanding any other provision of this Agreement to the contrary, any references to termination of Employee’s employment or date of termination or similar terms shall refer, to the extent necessary to avoid the imposition of excise taxes and penalties under Section 409A, to Employee’s “separation from service” as that term is defined in Section 409A and Treas. Reg. Section 1.409A-1(h).

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties first listed above, this ____ day of July, 2016.

THE SOUTHERN COMPANY
By:
Name:
Title:

EMPLOYEE

Name:

RETENTION AND RESTRICTED STOCK UNIT AWARD AGREEMENT
EXHIBIT 1
BENEFICIARY DESIGNATION

Beneficiary

Name	Relationship	Percentage

Name	Relationship	Percentage

In the event that all or some beneficiaries designated above are not living at the time payment should be made, I designate the following contingent beneficiaries to be paid such amounts:

Contingent Beneficiary

Name	Relationship	Percentage

Name	Relationship	Percentage

Any amounts not paid to the contingent beneficiary(ies) shall be paid to Employee’s estate.

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